UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, the board of directors (the “Board”) of Avalo Therapeutics, Inc. (the “Company”) appointed Ron Philip to the Board, effective June 23, 2026.

Mr. Philip will serve as a director until the Company’s 2027 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Mr. Philip will serve as a member of the Compensation Committee and Science, Development and Commercial Advisory Committee immediately upon his appointment.

There are no arrangements or understandings between Mr. Philip and any other person pursuant to which Mr. Philip was selected as a director of the Company, and there is no family relationship between Mr. Philip and any of the Company’s other directors or executive officers. Mr. Philip will be eligible for Board compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Plan (the “A&R Non-Employee Director Compensation Plan”). Accordingly, in connection with his appointment and in accordance with the A&R Non-Employee Director Compensation Plan, Mr. Philip will be granted a non-qualified stock option award to purchase 40,200 shares of the Company’s common stock on June 23, 2026, vesting in three substantially equal installments on the first, second and third anniversary of the date of grant, in each case, subject to his continued service on each such vesting date. The option has an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on June 23, 2026.

Mr. Philip has served as Executive Chair of CREATE Medicines since February 2026 and has recently served as Chief Executive Officer and as a member of the board of directors of Orbital Therapeutics, a biotech company focused on the development of RNA-based medicines, from August 2024 until its acquisition by Bristol-Myers Squibb in December 2025. Prior to Orbital, from May 2017 to August 2024, Mr. Philip served in several roles for Spark Therapeutics, a gene therapy company, most recently as Chief Executive Officer. Mr. Philip also served in various roles for Pfizer from November 2009 to October 2016. Mr. Philip also serves on the boards of City Therapeutics, Inc., since July 2024, CREATE Medicines since February 2026 and Harmony Biosciences (NASDAQ: HRMY) since April 2025 and advises several private biotechnology companies. Mr. Philip has also previously served on the boards of several private organizations, including Life Sciences Pennsylvania, the Academy of Natural Sciences of Drexel University, Cure Duchenne and the Chamber of Commerce for Greater Philadelphia. Mr. Philip received a B.S. in Computer Information Systems from Drexel University.

In connection with his appointment, Mr. Philip will enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

There are no related party transactions between Mr. Philip and the Company, and the Board believes that Mr. Philip satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq Stock Market listing rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: June 23, 2026	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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